                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14A-12


                        Westin Hotels Limited Partnership
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                (Name of Registrant as Specified In Its Charter)


                    Starwood Hotels & Resorts Worldwide, Inc.
                              WHLP Acquisition LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

             Units of Limited Partnership Interest
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       (2)   Aggregate number of securities to which transaction applies:

             135,600

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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       (4)   Proposed maximum aggregate value of transaction:


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       (5)   Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount previously paid:


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       (2)   Form, Schedule or Registration Statement No.:


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       (3)   Filing Party:


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       (4)   Date Filed:


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STARWOOD FILES PRELIMINARY PROXY STATEMENT FOR CONSENT SOLICITATION OF UNITHOLDERS OF WESTIN HOTELS LIMITED PARTNERSHIP

WHITE PLAINS, N.Y.--Aug. 28, 2003--Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) announced today that it has filed a preliminary proxy statement with the Securities and Exchange Commission relating to Starwood's solicitation of consents from the holders of limited partnership units (the "Units") of Westin Hotels Limited Partnership ("WHLP"). The consent solicitation would be conducted simultaneously with a contemplated tender offer for all outstanding Units under which Unitholders would receive $600 per Unit in cash. WHLP is the owner of The Westin Michigan Avenue, Chicago hotel in downtown Chicago, Illinois.

The tender offer would be conditioned on, among other things, (1) the valid and not withdrawn tender of at least a majority of the issued and outstanding Units, and (2) the consent by Limited Partners who collectively hold more than 50% of the Units to each of the proposals for which their consent is being solicited so that the proposed amendments to WHLP's agreement of limited partnership, described on the preliminary proxy statement, have been implemented and are in full force and effect.

The preliminary proxy statement is currently available at no charge on the SEC's web site at www.sec.gov.

An unsolicited tender offer for approximately 59% of the Units at a purchase price of $550 per Unit is currently pending and is currently scheduled to expire at 5:00 p.m., Eastern time, on Friday August 29, 2003. There are currently 135,600 Units outstanding.

Subsidiaries of Starwood are the general partner of WHLP and manage the Westin Michigan Avenue.

STARWOOD STRONGLY ADVISES ALL WHLP UNITHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL, DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL UNITHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. A FREE COPY OF THE PRELIMINARY PROXY STATEMENT MAY ALSO BE OBTAINED FROM STARWOOD. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY PARTNERSHIP UNITS OF WHLP. THE SOLICITATION AND OFFER TO BUY UNITS OF WHLP WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT STARWOOD WOULD FURNISH TO UNITHOLDERS AND FILE WITH THE SEC. IF THESE MATERIALS ARE FURNISHED TO

UNITHOLDERS, UNITHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, UNITHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE FROM THE SEC'S WEBSITE OR FROM STARWOOD.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 740 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis(R), The Luxury Collection(R), Sheraton(R), Westin(R), Four Points(R) by Sheraton, W(R) brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance or actions and involve risks and uncertainties and other factors that may cause actual results or actions to differ materially from those anticipated at the time the forward-looking statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise).

CONTACT: Starwood Hotels & Resorts

Allison Reid, 914-640-8514
SOURCE: Starwood Hotels & Resorts Worldwide, Inc.